UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

interclick, inc.

(Exact name of registrant as specified in its charter)

Delaware	01-0692341
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11 West 19th Street, 10th Floor

New York, NY 10011

(646) 722-6260

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Callahan

Vice President and Secretary

interclick, inc.

c/o Yahoo! Inc.

701 First Avenue

Sunnyvale, California 94089

(408) 349-3300

Copies to:

Ora Fisher, Esq.

Jamie Leigh, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-3 (File No. 333-167998), which was declared effective by the Securities and Exchange Commission on July 14, 2010 (the “Registration Statement”), is being filed to deregister all unsold shares of common stock registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 14, 2011.

interclick, inc.

By:	/s/ Michael J. Callahan
Michael J. Callahan, Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Cring	President (Principal Executive Officer)	December 14, 2011
Andrew Cring

/s/ Aman Kothari	Treasurer and Chief Financial Officer and Director (Principal Accounting and Financial Officer)	December 14, 2011
Aman Kothari

/s/ Michael J. Callahan	Vice President and Secretary and Director	December 14, 2011
Michael J. Callahan